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                                                                   EXHIBIT 10.45

                         ANTHONY CRANE RENTAL, L.P.
                            EMPLOYMENT AGREEMENT
                            --------------------

          THIS AGREEMENT is made as of October 25, 1999, between Anthony Crane Rental, L.P., a Pennsylvania limited partnership (the "Company") and Jeffrey J.
                                                       -------
Fenton ("Executive").
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          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Employment. The Company shall employ Executive, and Executive
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hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").
                                        -------------------

          2.  Position and Duties.
              -------------------

          (a) During the Employment Period, Executive shall serve as the chief executive officer of the Company and shall render such administrative, sales, marketing and other executive and managerial services to the Company and its Subsidiaries as the Board of Managers of ACR Management, L.L.C., the Company's general partner (the "Board"), may from time to time reasonably direct.
                      -----

          (b) During the Employment Period, Executive shall report to the Board and shall devote his best efforts and his full business time and attention (except for permitted vacation periods, reasonable periods of illness or other incapacity and, with the prior written consent of the Board, time served on the boards of non-profit organizations) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the Company and its Subsidiaries hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

          (c) For purposes of this Agreement, "Subsidiaries" shall mean any
                                               ------------
corporation or other entity of which the securities or other ownership interests having the voting power to elect a majority of the board of directors or other governing body are, at the time of determination, owned by the Company, directly or through one of more Subsidiaries.

          3.  Compensation and Benefits.
              -------------------------

          (a) During the Employment Period, Executive's base salary shall be $325,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments
           -----------
in accordance with the Company's general payroll practices.

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          (b) During the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible. In addition, Executive shall be entitled to the following benefits during the Employment Period: (i) health insurance, (ii) short-term and long-term disability coverage, (iii) life insurance with a $500,000 death benefit, (iv) an automobile leased by the Company, including fuel, maintenance and insurance in an aggregate amount not to exceed $800 per month, (v) 401(k) plan, with the Company matching 50% of all contributions made by Executive up to the lesser of
(1) 6% of Executive's then applicable Base Salary and (2) the statutory limit on contributions, (vi) three (3) weeks vacation each year, (vii) reimbursement for all reasonable expenses relating to Executive's moving to the Pittsburgh, Pennsylvania area, purchasing a new residence in the Pittsburgh, Pennsylvania area and selling his Malvern, Pennsylvania residence, including all closing costs, reasonable legal fees, inspection fees, packing and unpacking costs, but excluding any "points" paid to a broker or mortgage lender or any real estate or other taxes in connection therewith (other than transfer taxes), (viii) reimbursement for all reasonable costs relating to Executive's living in the Pittsburgh, Pennsylvania area incurred during the nine months following the date of this Agreement, including reasonable expenses relating to travel back and forth between Pittsburgh, Pennsylvania and his Malvern, Pennsylvania residence during this time period, (ix) expenses incidental to required professional certifications, (x) reimbursement for the reasonable expenses of preparation of Executive's annual tax returns and (xi) club memberships approved by the Board.

          (c) During the Employment Period, the Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (d) In addition to the Base Salary, the Company shall pay Executive a one-time signing bonus in the amount of $100,000 on the date hereof and thereafter the Board shall award a bonus to Executive, based upon mutually agreed upon operating and performance targets, in an amount equal to 0% to 100% of Executive's then applicable Base Salary (with 66% of Executive's then applicable Base Salary being the target bonus for meeting such operating and performance targets), following the end of each fiscal year (including a pro rated portion of the bonus for the fiscal year ending December 31, 1999) during the Employment Period.

          (e) All amounts payable to Executive as compensation hereunder shall be subject to customary withholding by the Company.

          4.  Term.
              ----

          (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on October 25, 2004 and shall be renewed for successive one year
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periods thereafter unless terminated by either party by 90 days prior written notice; provided that (i) the Employment Period shall terminate prior to such
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date immediately upon Executive's resignation, death or permanent mental or physical disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

          (b) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to continue to receive his Base Salary payable in regular installments from the date of termination through the end of the Noncompete Period (as defined in paragraph 7 hereof) (the "Severance
                                                               ---------
Period"), the employee benefits set forth in clauses (i), (ii) and (iii) of
------
paragraph 3(b) above and the bonus to which Executive would be entitled for the fiscal year in which the termination occurs, payable at the time such bonus is paid to other employees of the Company, but only so long as Executive has not breached the provisions of paragraphs 5, 6 and 7 hereof. As a condition to the Company's obligations (if any) to make payments pursuant to this paragraph 4(b), Executive will execute and deliver a general release in form and substance attached hereto as Exhibit A.
                   ---------

          (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above or expires and is not renewed hereunder, Executive shall only be entitled to receive his Base Salary through the date of termination or expiration.

          (d) Except as otherwise expressly provided herein or by applicable law, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

          (e) For purposes of this Agreement, "Cause" shall mean (i) the
                                               -----
commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) failure to perform duties as reasonably directed by the Board and such failure is not cured to the Board's satisfaction within 10 days of the Board's notice to Executive of such failure, (iv) gross negligence or willful misconduct (including, but not limited to, failing to follow guidelines as clearly outlined by the Board) with respect to the Company or any of its Subsidiaries or (v) any breach of this Agreement, and such breach is not cured to the Board's satisfaction within 10 days of the Board's notice to Executive of such breach.

          5.  Confidential Information. Executive acknowledges that the
              ------------------------
information, observations and data (including trade secrets) obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company, or any other Subsidiary ("Confidential Information") are
                                                 --------------------------
the property of the Company or such Subsidiary. Therefore,

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Executive agrees that he shall not disclose (except pursuant to legal or administrative process) to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to the Confidential Information, Work Product (as defined below) or the business of the Company, or any other Subsidiaries which he may then possess or have under his control.

          6.  Inventions and Patents. Executive acknowledges that all
              ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or
                                      ------------
such Subsidiary. Executive shall promptly disclose such Work Product to the Board and, at the Company's expense, perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7.  Non-Compete; Non-Solicitation.
              -----------------------------

          (a) In further consideration of and in connection with the Employment Agreement, Executive acknowledges that in the course of his employment with the Company and its Subsidiaries he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries, and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest
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in, manage, control, participate in, consult with, render services for, or in any manner engage in any business involved in the business of crane and other lifting equipment sales or rentals, excavation contracting services, sales or rentals of other construction equipment, the provision of marine transportation services or competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination or expiration of the Employment Period, within any geographical area in which the Company or its Subsidiaries engage or at such time have existing plans to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce any employee of the Company or any Subsidiary to leave the

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employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof,
(ii) hire any person who was an employee of the Company or any Subsidiary at any time during the eighteen-month period prior to the termination of the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation with the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

          (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive acknowledges that the restrictions contained in this paragraph 7 are reasonable.

          (d) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 7, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Noncompete Period shall be tolled until such alleged breach or violation has been proven or admitted and duly cured.

          8.  Executive's Representations. Executive hereby represents and
              ---------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that would adversely affect his ability to perform his duties on behalf of the Company and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has had an opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          9.  Survival. Paragraphs 5 through 17 shall survive and continue in
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full force in accordance with their terms, notwithstanding the expiration or termination of the Employment Period.

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          10.  Notices. Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address indicated below:

                    Notices to Executive:
                    --------------------

                    Jeffrey J. Fenton
                    102 Rossmore Drive
                    Malvern, PA 19355

                    With a copy to:
                    --------------

                    David B. Pudlin
                    Hangley Aronchick Segal & Pudlin
                    One Logan Square, 27th Floor
                    Philadelphia, PA 19103-6933
                    Attn:  David B. Pudlin

                    Notices to the Company:
                    ----------------------

                    Anthony Crane Rental, L.P.
                    c/o Bain Capital, Inc.
                    Two Copley Place
                    Boston, MA 02116
                    Attn:  Paul Edgerley
                         Joseph Pretlow

                    With a copy to:
                    --------------

                    Kirkland & Ellis
                    200 E. Randolph Drive
                    Chicago, IL 60601
                    Attn:  James L. Learner, P.C.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered, sent or mailed.

          11.  Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed

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and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          12.  Complete Agreement. This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13.  No Strict Construction. The language used in this Agreement shall
               ----------------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          14.  Counterparts. This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          15.  Successors and Assigns. This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

          16.  Arbitration.  Any controversy, dispute or claim arising out of or
               -----------
relating in any way to this Agreement that cannot be resolved by negotiations between Executive and the Company shall be settled by arbitration in accordance with the terms and provisions of Section 8.02 of that certain Recapitalization Agreement, dated as of July 22, 1998 between the Company, Anthony Crane Rental Holdings, L.P., the Purchasers listed on the Schedule of Purchasers and the Current Owners listed on the Schedule of Current Owners.

          17.  Choice of Law. All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

          18.  Amendment and Waiver. The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                              ANTHONY CRANE RENTAL, L.P.

                              By:  ACR Management, L.L.C.
                              Its:  General Partner

                              By:  _____________________________________

                              Its: _____________________________________



                              __________________________________________
                              Jeffrey J. Fenton

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